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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                           CNL HOTELS & RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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                           [CNL LETTERHEAD AND LOGO]

                                                                   June 12, 2006

IMPORTANT INFORMATION - YOUR ASSISTANCE IS REQUESTED

[Broker/FA Name]

[Address]

[City, State Zip Code]



[Dear Mr./Ms. XXX]

We are writing again to request your assistance with regard to the Special Meeting of Stockholders of CNL Hotels & Resorts, Inc. (the "Company") scheduled for Tuesday, June 20, 2006.

We understand the close relationship you maintain with your clients and that they may seek your assistance with respect to the Company's proxy solicitation. We wish to thank you for your assistance to date and ask your continued cooperation in encouraging your clients to vote their shares. Every vote is important!

A list of your clients who have not voted (up to a maximum of 20 clients, if applicable) that are stockholders of CNL Hotels & Resorts, Inc. is located on the reverse side of this letter. It would be greatly appreciated if you would contact these clients, whose telephone numbers are included for your convenience (if the client had a listed phone number), and request that they vote their shares using one of the methods listed below.

Clients with unvoted shares should have recently received in the mail a duplicate proxy card containing the appropriate control number and PIN number needed in the voting process. For your information, your clients may vote by using one of the following simple methods:

1. Vote by Telephone. Call 1-800-992-2758 using a touch-tone telephone. The client should have their control number and PIN number listed on the proxy card ready and follow the recorded instructions;

2. Vote by Internet. Go to the website www.dfking.com/cnlhotels. The client should have their control number and PIN number listed on the proxy card ready and follow the instructions that appear on the website; or

3. Vote by Mail. The client should mark, sign, date and return the proxy card in the postage-paid return envelope provided.

Remember, the Majority Vote Charter Amendment Proposal and the Two-Thirds Vote Charter Amendment Proposal require the affirmative vote of a majority of the outstanding shares and two-thirds of the outstanding shares entitled to vote thereon, respectively, for approval by our stockholders. Accordingly, each client's vote is important. The Board of Directors recommends that stockholders vote "FOR" each of the proposals to be considered and voted on at the Special Meeting.

If you or your clients have questions or need assistance with voting procedures,
please call D.F. King & Co., Inc. at   1-800-758-5880 (toll-free). Please help
the Company save additional solicitation costs by encouraging your clients to vote their shares promptly.

Thank you again for your cooperation and assistance.

Sincerely,


/s/ Greerson G. McMullen
------------------------
Greerson G. McMullen
CORPORATE SECRETARY


[FINANCIAL ADVISOR:  [NAME]

[NAME OF CLIENT(S)]        [UNVOTED SHARES] [PHONE NUMBER, IF LISTED]